Exhibit 99.1

NEWS RELEASE

MATADOR RESOURCES COMPANY ANNOUNCES AMENDMENT TO ITS CREDIT FACILITY

AND COMPLETION OF NATURAL GAS PIPELINE CONNECTIONS

DALLAS, Texas, March 25, 2024 – Matador Resources Company (NYSE: MTDR) (“Matador” or the “Company”) today announced that Matador and its lenders successfully amended the Company’s credit agreement to, among other things, (1) increase the elected commitment from $1.325 billion to $1.5 billion, (2) increase the maximum facility amount from $2.0 billion to $3.5 billion and (3) extend the maturity date by three years to 2029. Matador is also pleased to announce that five new banks joined the credit facility, bringing the total bank group to 19 banks. These new banks are Capital One, N.A., Citizens Bank, N.A., Mizuho Bank, Ltd., The Toronto-Dominion Bank, New York Branch, and Wells Fargo Bank, N.A.

Joseph Wm. Foran, Matador’s Founder, Chairman and CEO, commented, “On behalf of the Board and the management team, we thank each of our banks for their continued support. We also welcome the five new banks to our high-quality bank group, which is led by PNC Bank, N.A., as administrative agent. Matador remains committed to maintaining a strong balance sheet, growing our production and maintaining our optionality and capital discipline while decreasing costs.”

Completion of Natural Gas Pipeline Connections

Matador also announced today the successful completion of natural gas pipeline connections between Pronto Midstream and San Mateo and between Pronto Midstream and Matador’s acreage obtained in the Advance acquisition. These connector pipelines will provide further flow assurance and options for Matador and third-party customer natural gas volumes and should contribute to the resolution of the temporary midstream third-party maintenance issues experienced in the first quarter of 2024.

“As anticipated during our fourth quarter and year end 2023 earnings call, we are pleased to announce the successful completion of these pipeline projects, which further strengthen our midstream infrastructure, enhance our upstream operations and support our growth objectives in the northern Delaware Basin,” said Mr. Foran. “Both pipeline additions, which include over 20 miles of natural gas pipeline, will enable Matador to more effectively gather and transport natural gas production from the 21 Dagger Lake South wells, which are expected to be turned-to-sales in the second quarter of 2024. The natural gas pipeline connection between Pronto Midstream and San Mateo can flow natural gas in either direction to optimize market conditions. These natural gas pipeline connections will assist in the execution of our strategic priorities for our production, including record Matador production in 2024, as our guidance has indicated.”

About Matador Resources Company

Matador is an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources in the United States, with an emphasis on oil and natural gas shale and other unconventional plays. Its current operations are focused primarily on the oil and liquids-rich portion of the Wolfcamp and Bone Spring plays in the Delaware Basin in Southeast New Mexico and West Texas. Matador also operates in the Eagle Ford shale play in South Texas and the Haynesville shale and Cotton Valley plays in Northwest Louisiana. Additionally, Matador conducts midstream operations in support of its exploration, development and production operations and provides natural gas processing, oil transportation services, natural gas, oil and produced water gathering services and produced water disposal services to third parties.

For more information, visit Matador Resources Company at www.matadorresources.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. “Forward-looking statements” are statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “could,” “believe,” “would,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “should,” “continue,” “plan,” “predict,” “potential,” “project,” “hypothetical,” “forecasted” and similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements include, but are not limited to, statements about guidance, projected or forecasted financial and operating results, future liquidity, the payment of dividends, results in certain basins, objectives, project timing, expectations and intentions, regulatory and governmental actions and other statements that are not historical facts. Actual results and future events could differ materially from those anticipated in such statements, and such forward-looking statements may not prove to be accurate. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, the following risks related to financial and operational performance: general economic conditions; the Company’s ability to execute its business plan, including whether its drilling program is successful; changes in oil, natural gas and natural gas liquids prices and the demand for oil, natural gas and natural gas liquids; its ability to replace reserves and efficiently develop current reserves; the operating results of the Company’s midstream oil, natural gas and water gathering and transportation systems, pipelines and facilities, the acquiring of third-party business and the drilling of any additional salt water disposal wells; costs of operations; delays and other difficulties related to producing oil, natural gas and natural gas liquids; delays and other difficulties related to regulatory and governmental approvals and restrictions; impact on the Company’s operations due to seismic events; its ability to make acquisitions on economically acceptable terms; its ability to integrate acquisitions; disruption from the Company’s acquisitions making it more difficult to maintain business and operational relationships; significant transaction costs associated with the Company’s acquisitions; the risk of litigation and/or regulatory actions related to the Company’s acquisitions; availability of sufficient capital to execute its business plan, including from future cash flows, available borrowing capacity under its revolving credit facilities and otherwise; the operating results of and the availability of any potential distributions from our joint ventures; weather and environmental conditions; and the other factors that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. For further discussions of risks and uncertainties, you should refer to Matador’s filings with the SEC, including the “Risk Factors” section of Matador’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Matador undertakes no obligation to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contact Information

Mac Schmitz

Vice President – Investor Relations

investors@matadorresources.com

(972) 371-5225